EXHIBIT 10.3
                                                                    ------------



                             SOUTHBRIDGE PARTNERS LP


                                  July 8, 2005





To:  Global Matrechs, Inc.


Mr. Sheppard:

         This letter serves as notice that with respect to the outstanding warrants issued by Global Matrechs, Inc. to Southbridge Partners LP ("SP") and currently held by SP in connection with various financings (the "Warrants"), SP hereby waives the obligation of Global to register shares of common stock underling the Warrants in the Company's pending registration statement to be filed as of today's date.

         All rights with respect to registration of shares underlying the Warrants on any future registration statement are hereby expressly reserved.

         With respect to any existing option held by SP to finance the Company at a future date, SP hereby waives the obligation of Global to register shares of common stock underling any convertible securities not yet issued, in connection with a future financing not yet consummated, if any, in the Company's pending registration statement to be filed as of today's date.

         All rights with respect to registration of the shares associated with any future financing on any future registration statement are hereby expressly reserved.



                                                       Very truly yours,



                                                       By: _________________